Filed Pursuant to Rule 424(b)(3)
Registration No. 333-283339

PROSPECTUS SUPPLEMENT

(To Prospectus dated November 19, 2024)

8,260,183 Shares

QUIDELORTHO CORPORATION

Common Stock

The selling stockholder identified in this prospectus supplement is offering 8,260,183 shares of our common stock, par value $0.001 per share (“Common Stock”). We are not selling any shares in this offering and will not receive any of the proceeds from the sale of the shares by the selling stockholder.

Our Common Stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “QDEL.” On November 19, 2024, the last reported sales price of our Common Stock on Nasdaq was $38.58 per share.

Investing in our Common Stock involves risks. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement, as well as the risk factors and other information contained in the accompanying prospectus and the documents incorporated by reference herein and therein, for a discussion of factors you should consider before buying shares of our Common Stock.

	Per Share	Total
Public offering price	$35.60	$294,062,514.80
Underwriting discount(1)	$0.286	$2,362,412.34

Proceeds, before expenses, to the selling stockholder	$35.314	$291,700,102.46

(1)	See “Underwriting” for additional information regarding underwriting compensation.

Neither the Securities and Exchange Commission nor any state securities commission or other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus supplement or the accompanying prospectus. Any representation to the contrary is a criminal offense.

The shares of Common Stock will be ready for delivery on or about November 21, 2024.

Goldman Sachs & Co. LLC

The date of this prospectus supplement is November 19, 2024

S-i

ABOUT THIS PROSPECTUS SUPPLEMENT

This document has two parts, a prospectus supplement and an accompanying prospectus dated November 19, 2024. This prospectus supplement and the accompanying prospectus are part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process. Under this shelf registration process, the selling stockholder may offer and sell shares of Common Stock from time to time in one or more offerings or resales.

The accompanying prospectus provides you with a general description of the shares of Common Stock the selling stockholder may offer. This prospectus supplement contains specific information about the terms of this offering of shares of Common Stock by the selling stockholder named in this prospectus supplement. This prospectus supplement or any related free writing prospectus may also add to, update or change information contained in the accompanying prospectus or in any documents incorporated by reference into this prospectus supplement or the accompanying prospectus. To the extent there are inconsistencies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement. You should read this prospectus supplement, the accompanying prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the section titled “Incorporation by Reference,” before investing in the Common Stock offered hereby.

You should rely only on the information contained in or incorporated by reference into this prospectus supplement, the accompanying prospectus and any applicable free writing prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information. This document may only be used where it is legal to sell our Common Stock. You should not assume that the information contained in this prospectus supplement, any accompanying prospectus, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of this prospectus supplement or the accompanying prospectus or any sale of the Common Stock.

You should not consider any information in this prospectus supplement or the accompanying prospectus to be investment, legal or tax advice. You should consult your own counsel, accountant and other advisors for investment, legal, tax, business, financial and related advice regarding the purchase of shares of our Common Stock. We are not making any representation to you regarding the legality of an investment in our Common Stock by you under applicable investment or similar laws.

None of us, the selling stockholder, or the underwriter have authorized anyone to provide any information or to make any representations other than those contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus. We, the selling stockholder and the underwriter take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement, the accompanying prospectus and any applicable free writing prospectus constitute an offer to sell only the shares of Common Stock offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus is current only as of its respective date.

No offer of the Common Stock will be made in any jurisdiction where the offer is not permitted. Persons who come into possession of this prospectus supplement, the accompanying prospectus or any applicable free writing prospectus in jurisdictions outside the United States are required to inform themselves about and to observe any restrictions as to this offering and the distribution of this prospectus supplement and the accompanying prospectus or any applicable free writing prospectus applicable to that jurisdiction.

In this prospectus supplement, unless expressly indicated or the context otherwise requires, references to “we,” “our,” “us,” “the Company,” and “our Company” refer to QuidelOrtho Corporation, a Delaware corporation, and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.quidelortho.com. The information we file with the SEC (except as described below under the section titled “Incorporation by Reference”) or contained on or accessible through our corporate website or any other website that we may maintain is not part of, and is not incorporated by reference into, this prospectus supplement and you should not rely on that information when making a decision to invest in our Common Stock. Inclusion of our website address in this prospectus supplement is an inactive textual reference only.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus supplement. To the extent there are inconsistencies between the information contained in this prospectus supplement and the information contained in the documents filed with the SEC prior to the date of this prospectus supplement and incorporated by reference, the information in this prospectus supplement shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

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the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 2, 2024 incorporated by reference therein), as amended by Amendment No.  1 on Form 10-K/A filed with the SEC on August 1, 2024;

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the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 29, 2024, filed with the SEC on May 9, 2024, August  1, 2024 and November 8, 2024, respectively;

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the Company’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on February  21, 2024, February  29, 2024, April  29, 2024, May  7, 2024, May  17, 2024, November  8, 2024, November 18, 2024 and November 18, 2024; and

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the description of the Company’s securities under the caption “Description of TopCo Capital Stock” contained in the Company’s registration statement on Form S-4 filed with the SEC on January  31, 2022, as updated from time to time by any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus supplement and prior to the termination of the offering of the Common Stock to which this prospectus supplement relates shall be deemed to be incorporated by reference herein and to be a part of this prospectus supplement from the date of filing of such documents (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items).

Subsequent information that we file with the SEC will automatically update and supersede this information to the extent there are inconsistencies. Without limiting the foregoing, if we have incorporated by reference any statement or information in this prospectus supplement and we subsequently modify that statement or information with information contained in or incorporated by reference into this prospectus supplement, the statement or information previously incorporated in this prospectus supplement is also modified or superseded in the same manner. We will provide without charge to each person to whom a copy of this prospectus supplement has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Investor Relations

9975 Summers Ridge Road

San Diego, California 92121

e-mail: IR@quidelortho.com

Exhibits to any documents incorporated by reference in this prospectus supplement will not be sent, however, unless those exhibits have been specifically referenced in this prospectus supplement.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made herein or incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are any statement contained or incorporated by reference herein that is not strictly historical, including, but not limited to, statements regarding our commercial, integration and other strategic goals, our cost-savings initiatives, industry prospects, our expected results of operations or financial position, and future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of our management as of the date of this prospectus supplement and the accompanying prospectus and are subject to significant known and unknown risks and uncertainties.

As you read and consider this prospectus supplement, the accompanying prospectus and the information incorporated by reference herein or therein, you should understand that these forward-looking statements are not guarantees of performance or results. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, financial condition, results of operations, cash flows and prospects, and therefore actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors and additional risks and uncertainties not presently known to us or that we currently deem immaterial could cause actual results to differ from those set forth or implied in the forward-looking statements:

•	the highly competitive nature of our industry and market segments;

•	failure to research and successfully develop new technologies, products and services and develop new markets;

•	our inability to obtain or maintain required clearances or approvals for our products, including approval requirements of the foreign countries in which we sell our products;

•	adverse developments in global market, macroeconomic and geopolitical conditions;

•	fluctuations or a decline in sales of our respiratory products;

•	the loss of any key distributor or the failure to retain or expand our customer relationships;

•	interruptions and delays in the supply of raw materials, components, equipment and other products and services provided to us, and manufacturing or warehousing problems or delays;

•	the failure of our collaboration partners to fulfill their obligations to us;

•	our inability to protect our information systems and personal and confidential information, including from data corruption, cyber-attacks, security breaches or IT errors;

•	decreases in the number of surgical procedures performed, and the resulting decrease in blood demand;

•	fluctuations in our cash flows as a result of our reagent rental model;

•	our inability to achieve market acceptance of our products;

•	significant changes in the healthcare industry and related industries that we serve, including an effort to reduce costs;

•	consolidation of our customer base and the formation of group purchasing organizations;

•	inability to realize the anticipated benefits of acquisitions, divestitures or discontinuances of certain business operations;

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risks associated with our non-U.S. operations and international sales, including currency translation risks, the impact of possible new sanctions or tariffs, trade embargoes or trade wars and compliance with applicable trade measures;

•	failure to integrate successfully the businesses of Quidel Corporation (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (“Ortho”) in the expected timeframe;

•	continued incurrence of significant integration-related costs;

•	interruptions to our third-party IT service providers and/or the inability of our digital solutions to interoperate with certain operating systems;

•	our inability to develop, obtain and protect our proprietary technology rights or defend against intellectual property infringement suits against us by third parties;

•	the loss of Emergency Use Authorizations on our respiratory products;

•	our ability to adequately manage our clinical studies;

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failure to comply with applicable regulations by the U.S. Food and Drug Administration and other federal, state and foreign regulatory agencies, which may result in significant costs, the suspension or withdrawal of previously obtained regulatory approvals, product recalls, seizure of products or injunctions against our distribution of products, operating restrictions and criminal prosecution;

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disruptions at government agencies that prevent them from performing normal business functions or prevent new or modified products from being developed, cleared, approved or commercialized in a timely manner, or at all;

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inability to procure government contracts, including due to government-sponsored tendering requirements, lack of funding and compliance and possible sanctions risks associated with contracts with government entities;

•	liability claims and harm to our reputation resulting from claims that our products are defective or do not comply with applicable regulations;

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failure to comply with applicable healthcare laws and regulations, laws and regulations associated with our use of hazardous materials, anti-bribery and anti-corruption laws and regulations, laws relating to privacy of information, and federal, state and foreign privacy, data security and data protection laws and regulations;

•	risks related to changes in U.S. and foreign income tax laws and regulations;

•	our need to raise additional funds to finance our future capital or operating needs or other business purposes;

•	risks related to our indebtedness;

•	our ability to generate cash flow to service our debt obligations;

•	restrictions imposed under the agreements governing our indebtedness from time to time, which may limit our operating flexibility;

•	difficulty attracting, motivating and retaining executives and other key employees;

•	unexpected payments to any defined benefit plans or other post-employment benefit plans applicable to our employees;

•	work stoppages, union negotiations, labor disputes and other matters associated with our labor force;

•	the outcomes of legal proceedings instituted against us;

•	additional costs and new risks associated with ESG and sustainability matters, including evolving legal standards and regulations concerning such matters;

•	risks that the insurance we maintain may not fully cover any or all potential exposures;

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certain provisions of our amended and restated certificate of incorporation, our amended and restated bylaws and Delaware law that may make takeover attempts difficult, which could depress the price of our Common Stock, or limit our stockholders’ ability to obtain a favorable judicial forum for disputes;

•	the volatility of the market price of our Common Stock;

•	risks associated with future sales of our Common Stock by us or our stockholders in the public market;

•	failure to develop or maintain an effective system of internal controls; and

•	other factors disclosed or incorporated by reference in this prospectus supplement and the accompanying prospectus.

These cautionary statements should not be construed by you to be exhaustive and speak only as of the date the statements are made. We undertake no obligation to update any of the forward-looking information or time-sensitive information included in this prospectus supplement and the accompanying prospectus, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. For further discussion of the risks relating to our business, see the section titled “Risk Factors” in the documents incorporated by reference herein.

PROSPECTUS SUPPLEMENT SUMMARY

This summary highlights selected information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus and may not contain all of the information that you should consider in making your investment decision. This summary is qualified in its entirety by the more detailed information included in or incorporated by reference into this prospectus supplement and the accompanying prospectus. For a more complete understanding of the Company and this offering and before making any investment decision regarding our Common Stock, you should read this entire prospectus supplement, the accompanying prospectus, any free writing prospectus and the documents incorporated by reference herein and therein, including “Risk Factors.”

Our Company

Our vision is to advance diagnostics to power a healthier future. With our expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, we aim to provide clarity to clinicians and patients to help create better health outcomes. Our global infrastructure and commercial reach support our customers across more than 130 countries and territories with quality diagnostics, a broad test portfolio and market-leading service. We operate globally with manufacturing facilities in the U.S. and U.K. and with sales centers, administrative offices and warehouses located throughout the world.

We currently sell our products directly to end users through a direct sales force and through a network of distributors, for professional use in physician offices, hospitals, clinical laboratories, reference laboratories, urgent care clinics, leading universities, retail clinics, pharmacies, wellness screening centers, other point-of-care settings, blood banks and donor centers, as well as for individual, non-professional, over-the-counter (“OTC”) use. We reached new markets as we introduced our QuickVue® At-Home OTC COVID-19 test for at-home consumer use, school districts, health departments and other locations.

Corporate Information

Quidel commenced operations in 1979 and was originally incorporated as Monoclonal Antibodies, Inc. in California. In 1987, Quidel re-incorporated as Quidel Corporation in the State of Delaware. On May 27, 2022, pursuant to a Business Combination Agreement entered into as of December 22, 2021, by and among Quidel, Ortho, the Company, Orca Holdco, Inc., Laguna Merger Sub, Inc. (“U.S. Merger Sub”), and Orca Holdco 2, Inc., Quidel and Ortho consummated a business combination (the “Combinations”) by way of (i) a scheme of arrangement undertaken by Ortho under Part 26 of the UK Companies Act 2006, pursuant to which each issued and outstanding share of Ortho was acquired by a nominee of the Company, such that Ortho became a wholly owned subsidiary of the Company, and (ii) a merger of U.S. Merger Sub with and into Quidel, with Quidel surviving the merger as a wholly owned subsidiary of the Company. As a result of the Combinations, the Company became the successor issuer to Quidel pursuant to Rule 12g-3(a) under the Exchange Act.

Our principal executive offices are located at 9975 Summers Ridge Road, San Diego, California 92121. Our telephone number at this address is (858) 552-1100. Our website address is www.quidelortho.com. Information contained on, or that can be accessed through, our website does not constitute part of, and is not incorporated by reference into, this prospectus supplement, and inclusion of our website address in this prospectus supplement is an inactive textual reference only. You should rely only on the information contained in this prospectus supplement, the accompanying prospectus, any free writing prospectus relating to this offering and in the documents incorporated by reference herein and therein when making a decision as to whether to invest in our Common Stock.

THE OFFERING

Common Stock offered by the selling stockholder	8,260,183 shares.

Common Stock to be outstanding after this offering	67,256,717 shares.

Use of proceeds	The selling stockholder will receive all of the net proceeds from this offering. We will not receive any proceeds from the sale of shares in this offering. See the sections titled “Use of Proceeds” beginning on page S-11 of this prospectus supplement and “Selling Stockholder” beginning on page S-12 of this prospectus supplement.

Risk factors	Investing in our Common Stock involves a high degree of risk. See the section titled “Risk Factors” beginning on page S-10 of this prospectus supplement and the other information contained or incorporated by reference in this prospectus supplement, the accompanying prospectus and any free writing prospectus relating to this offering for a discussion of factors you should carefully consider before deciding to invest in our Common Stock.

Nasdaq Global Select Market symbol	“QDEL”

Following this offering, the selling stockholder will not beneficially own any shares of the Company’s Common Stock, other than de minimis amounts held or owned from time to time in the ordinary course of business. As a result, the Principal Stockholders Agreement, dated December 22, 2021, among us, the selling stockholder and other parties party thereto (the “Stockholders Agreement”) will terminate pursuant to its terms and the selling stockholder will no longer have the right to nominate members to the Company’s Board of Directors in accordance with the terms of the Stockholders Agreement.

Unless otherwise indicated, this prospectus supplement reflects and assumes the following:

•	no exercise of outstanding options or vesting of restricted stock units (“RSUs”) after September 29, 2024.

The number of shares of our Common Stock to be outstanding after this offering is based on 67,256,717 shares of Common Stock outstanding as of October 30, 2024, and excludes:

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932,546 shares of Common Stock issuable upon the exercise of stock options outstanding as of September 29, 2024, under our equity compensation plans, at a weighted average exercise price of $94.04 per share;

•	1,443,648 shares of Common Stock issuable upon the settlement of RSUs outstanding as of September 29, 2024; and

•	3,088,321 shares of Common Stock reserved for future issuance under our equity compensation plans as of September 29, 2024.

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus supplement, the accompanying prospectus and the documents incorporated by reference herein and therein, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be updated in our other filings with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus supplement.

Our business, financial condition, results of operations, cash flows and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

The selling stockholder will receive all of the net proceeds from the sale of shares of Common Stock offered hereby. We will not receive any proceeds from this offering.

Pursuant to the Stockholders Agreement, we will pay various expenses and transfer taxes relating to this offering. The selling stockholder will bear any brokerage costs and the underwriting discounts and commissions incurred by the selling stockholder in disposing of its shares of Common Stock, as described in more detail in the section titled “Underwriting.”

For more information on the Stockholders Agreement, see the section titled “Description of Capital Stock – Registration Rights” in the accompanying prospectus.

SELLING STOCKHOLDER

The table below sets forth (i) the selling stockholder, (ii) the number of shares of Common Stock that the selling stockholder beneficially owned as of October 30, 2024, (iii) the number of shares of Common Stock proposed to be sold in this offering by the selling stockholder, and (iv) the number of shares of Common Stock that will be beneficially owned by the selling stockholder following this offering, assuming that the 8,260,183 shares offered hereunder are sold as contemplated herein.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

All information with respect to Common Stock ownership of the selling stockholder was furnished by the selling stockholder and is as of October 30, 2024, and assumes 67,256,717 shares of Common Stock outstanding as of October 30, 2024.

	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock to be Sold in the Offering	Number of Shares of Common Stock Beneficially Owned After this Offering
Name of Selling Stockholder	Shares	Percent	Shares	Shares	Percent
Investment Funds Affiliated with The Carlyle Group Inc. (1)	8,260,183	12.3%	0	0	0%

(1)

Reflects Common Stock held by affiliates of The Carlyle Group Inc. The Carlyle Group Inc., a publicly traded company listed on Nasdaq, is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VI Cayman, L.L.C., which is the general partner of TC Group VI Cayman, L.P., which is the general partner of Carlyle Partners VI Cayman Holdings, L.P., which holds of record the Common Stock of the Company. Voting and investment determinations with respect to the Common Stock held of record by Carlyle Partners VI Cayman Holdings, L.P. are made by an investment committee of TC Group VI Cayman, L.P. Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Carlyle Partners VI Cayman Holdings, L.P. Each of them, other than Carlyle Partners VI Cayman Holdings, L.P., disclaims beneficial ownership of such securities. The address for each of TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group VI Cayman, L.P. and Carlyle Partners VI Cayman Holdings, L.P. is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

UNDERWRITING

Under the terms and subject to the conditions in an underwriting agreement dated the date of this prospectus supplement, the underwriter named below has agreed to purchase, and the selling stockholder has agreed to sell to the underwriter 8,260,183 shares.

The underwriter is offering the shares of Common Stock subject to its receipt and acceptance of the shares from the selling stockholder. The underwriting agreement provides that the obligations of the underwriter to pay for and accept delivery of the shares of Common Stock offered by this prospectus supplement are subject to the approval of certain legal matters by its counsel and to certain other conditions. The underwriter is obligated to take and pay for all of the shares of Common Stock offered by this prospectus supplement if any such shares are taken. The underwriter has agreed to purchase the shares of Common Stock from the selling stockholder at a price of $35.314 per share, which will result in aggregate proceeds of $291,700,102.46 to the selling stockholder before expenses.

We have been advised by the underwriter that it proposes to offer the shares of Common Stock to the public at the initial offering price set forth on the cover page of this prospectus. The following table shows the underwriting discounts and commissions that we are to pay to the underwriter in connection with this offering. The underwriter may allow dealers concessions not in excess of $0.1430 per share of Common Stock and the dealers may re-allow a concession not in excess of $0.1430 per share of Common Stock to other dealers. After the initial offering of the shares of Common Stock the underwriter may change the offering price and other selling terms.

The following table shows the underwriting discounts that the selling stockholder is to pay to the underwriters in connection with this offering.

	Per Share	Total
Underwriting Discounts paid by the selling stockholder	$0.286	$2,362,412.34

We estimate that the total expenses of this offering, excluding the underwriting discounts, will be approximately $776,000. We will bear all out-of-pocket costs, fees and expenses in connection with the selling stockholder’s offering of the shares of Common Stock to be sold pursuant to this prospectus supplement, except for any brokerage costs and the underwriting discounts and commissions. The Company has agreed to reimburse the underwriter in connection with certain fees and expenses incurred in connection with the review and qualification of the offering of the shares of our Common Stock by FINRA in an amount not to exceed $25,000.

No Sales of Similar Securities

The Company has agreed that, without the prior written consent of the underwriter, it will not, during the period ending on January 3, 2025, (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities convertible into or exercisable or exchangeable for Common Stock; (b) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of Common Stock or any such other securities, regardless of whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise; (c) file any registration statement with the SEC relating to the offering of any Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock, subject to certain exceptions; or (d) publicly announce any intention to engage in any of the transactions described in clauses (a) through (c) above.

The restrictions contained in the preceding paragraph shall not apply to (a) the shares of Common Stock to be sold by the selling stockholder pursuant to this prospectus supplement, (b) the issuance by the Company of shares of Common Stock upon the conversion or exchange of convertible or exchangeable securities or the exercise of warrants or options (including net exercise) or the settlement of RSUs (including net settlement), in each case outstanding as of the date of this prospectus supplement, (c) grants of stock options, stock awards, restricted stock, RSUs, or other equity awards and the issuance of shares of Common Stock of the Company or securities convertible into or exercisable or exchangeable for shares of Common Stock of the Company pursuant to the terms of an equity compensation plan in effect as of the date of this prospectus supplement, (d) any filing by the Company of a Registration Statement on Form S-8 relating to the offering of securities pursuant to the terms of such stock option or similar plans, or (e) the issuance of up to 10.0% of the outstanding shares of Common Stock, or securities convertible into or exercisable for, Common Stock, in connection with mergers, acquisitions or commercial or other strategic transactions, provided that any recipient of shares of Common Stock pursuant to this clause (e) shall have executed and delivered to the underwriter a lock-up agreement.

In addition, the Company’s directors and officers have agreed that, without the prior written consent of the underwriter, they will not, during the period ending on January 3, 2025: (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any Common Stock beneficially owned (as such term is used in Rule 13d-3 of the Exchange Act), by such person or any other securities so owned convertible into or exercisable or exchangeable for Common Stock (the “Restricted Securities” for purposes of this paragraph and the immediately following paragraph), (2) enter into any hedging, swap or other arrangement or transaction (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) that transfers to another, in whole or in part, any of the economic consequences of ownership of any Restricted Securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Restricted Securities or such other securities, in cash or otherwise, (3) make any demand for, or exercise any right with respect to, the registration of any Restricted Securities or (4) publicly announce any intention to engage in any of the transactions described in clauses (1), (2) or (3) above.

The restrictions contained in the preceding paragraph shall not apply to certain transactions, including (a) transfers or dispositions, directly or indirectly, in whole or in part of Restricted Securities (i) as a bona fide gift or gifts, including, without limitation, to a charitable organization or educational institution, or for bona fide estate planning purposes, (ii) by will, other testamentary document or intestacy, (iii) to any member of such person’s immediate family or to any trust or other legal entity for the direct or indirect benefit of such person or the immediate family of such person, or if the holding of the Restricted Securities is a trust, to a trustor or beneficiary of such trust or to the estate of a beneficiary of such trust, (iv) to (1) a partnership, limited liability company or other entity of which such person or the immediate family of such person are the legal and beneficial owner of all of the outstanding equity securities or similar interests, (2) to a corporation, member, partner, partnership, limited liability company, trust or other entity that is an affiliate (as defined in Rule 405 as promulgated by the SEC under the Securities Act) of such person or (3) to any investment fund or other entity controlling, controlled by, managing, or managed by or under common control or common investment management with such person or affiliates of such person (including where such person is a partnership, to a successor partnership or fund, or any other funds managed by such partnership), (v) to a nominee or custodian of a person or entity to whom a disposition or transfer would be permissible under clauses (i) through (iv) above, (vi) if such person is a corporation, partnership, limited liability company, trust or other business entity, as part of a distribution to members, beneficiaries, stockholders, partners or equityholders of such person or its affiliates (including a fund managed by the same manager or managing member or general partner or management company or by an entity controlling, controlled by, or under common control with such manager or managing member or general partner or management company as such person or who shares a common investment advisor with such person), (vii) by operation of law, pursuant to a qualified domestic order, divorce settlement, divorce decree or separation agreement or pursuant to a final order of a court or regulatory agency, (viii) to the Company from an employee, independent contractor or service provider of the Company upon death, disability, termination of employment or cessation of services, in each case, of such employee, independent contractor or service provider or to the Company pursuant to any contractual arrangement that provides the Company with a right to purchase Restricted Securities, (ix) in connection with a sale of such person’s Restricted Securities acquired in open market transactions after the completion of this offering, (x) to the Company in connection with the vesting, settlement, or exercise of RSUs, options, warrants or other rights to purchase Common Stock of the Company (including, in each case, by way of “net” or “cashless” exercise), including for the payment of exercise price and tax withholdings or remittance payments due as a result of the vesting, settlement, or exercise of such RSUs, options, warrants or rights, (xi) pursuant to a bona fide third-party tender offer, merger, consolidation or other similar transaction that is approved by the Board of Directors of the Company (or a duly authorized committee thereof) and made to all holders of the Company’s capital stock involving a Change of Control (as defined below) of the Company, provided that if such transaction is not completed, all Restricted Securities would remain subject to the restriction in the preceding paragraph (for purposes hereof, “Change of Control” shall mean the transfer (whether by tender offer, merger, consolidation or other similar transaction), in one transaction or a series of related transactions, to a person or group of affiliated persons (as defined in Section 13(d)(3) of the Exchange Act), of shares of capital stock if, after such transfer, such person or group of affiliated persons would beneficially own (as defined in Rules 13d-3 and 13d-5 under the Exchange Act) at least a majority of the outstanding voting securities of the Company (or the surviving entity)), (xii) in connection with sales of Common Stock of the Company made pursuant to a trading plan that complies with Rule 10b5-1 under the Exchange Act (“10b5-1 Trading Plan”) that has been entered into by such person, (xiii) pursuant to any succession or similar arrangements entered into with the Company and affiliated professional corporations under which the Company may direct the transfer of Restricted Securities held by such person to a transferee designated by the Company, (xiv) in connection with any reclassification or conversion of Common Stock or (xv) as any pledge, charge, hypothecation or other granting of a security interest in Common Stock or as any security convertible into Common Stock to one or more banks, financial institutions or other lending institutions (“Lenders”) as collateral or security for or in connection with any margin loan or other loans, advances or extensions of credit entered into by such person or any of its direct or indirect subsidiaries and any transfers of such Common Stock or such other securities to the applicable Lender(s) or third parties upon or following foreclosure upon or enforcement of such Common Stock or such securities in accordance with the terms of the documentation governing any margin loan or other loan, advance, or extension of credit (including, without limitation, pursuant to any preexisting agreement or arrangement existing as of the date hereof), provided that, (A) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (iii), (iv), (v), (vi), (vii), (xiii) or (xiv), each donee, devisee, transferee or distributee shall execute and deliver to the underwriter a lock-up letter in substantially the same form as such person, (B) in the case of any transfer or distribution pursuant to clause (a)(iii), (iv), (v), (vi) and (ix), no filing by any party (donor, donee, transferor, transferee, distributer or distributee) under Section 16(a) of the Exchange Act, or other public announcement reporting a reduction in beneficial ownership of Common Stock of the Company shall be required or shall be made voluntarily in connection with such transfer or distribution during the Restricted Period (other than a filing on a Form 5, Schedule 13G or Schedule 13G/A, Schedule 13D or Schedule 13D/A, or Schedule 13F, each of which shall, to the extent permitted, clearly indicate therein the nature and conditions of such transfer), (C) in the case of any transfer or distribution pursuant to clause (a)(i), (ii), (x), (xii), (xiii) or (xiv), it shall be a condition to such transfer or distribution that any required filing under Section 16 or Section 13 of the Exchange Act, or other required public filing, report or announcement reporting a reduction in beneficial ownership of Common Stock of the Company, shall, to the extent permitted, clearly indicate in the footnotes thereto the nature and conditions of such transfer and (D) in the case of clause (a)(i), (ii), (iii), (iv), (v), (vi) and (xiv) above, such transfer shall not involve a disposition for value, (b) the establishment of a 10b5-1 Trading Plan for the transfer of Restricted Securities, (c) the receipt from the Company of Common Stock in connection with the exercise of options or other rights granted under a stock incentive plan or other equity award plan or program and (d) the sale of Common Stock to be sold by such person pursuant to the Underwriting Agreement.

Listing

Our Common Stock is listed on Nasdaq under the trading symbol “QDEL.”

Price Stabilization and Short Positions

In order to facilitate the offering of the Common Stock, the underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of the Common Stock. Specifically, the underwriter may sell more shares than they are obligated to purchase under the underwriting agreement, creating a short position. The underwriter must close out any naked short position by purchasing shares in the open market. A naked short position is more likely to be created if the underwriter is concerned that there may be downward pressure on the price of the Common Stock in the open market after pricing that could adversely affect investors who purchase in this offering. As an additional means of facilitating this offering, the underwriter may bid for, and purchase, shares of Common Stock in the open market to stabilize the price of the Common Stock. These activities may raise or maintain the market price of the Common Stock above independent market levels or prevent or delay a decline in the market price of the Common Stock. The underwriter is not required to engage in these activities and may end any of these activities at any time.

Indemnification

We and the selling stockholder have agreed to indemnify the underwriter against certain liabilities, including liabilities under the Securities Act.

Electronic Distribution

A prospectus in electronic format may be made available on websites maintained by the underwriter, or selling group members, if any, participating in this offering.

Conflicts of Interest and Relationships

The underwriter and its affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the underwriter and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory and investment banking services for us, for which they received or will receive customary fees and expenses.

In addition, in the ordinary course of their various business activities, the underwriter and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers and may at any time hold long and short positions in such securities and instruments. Such investment and securities activities may involve our securities and instruments. The underwriter and its affiliates may also make investment recommendations or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long or short positions in such securities and instruments.

Selling Restrictions

Notice to Prospective Investors in Canada

The Common Stock may be sold only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45-106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31-103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the shares must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus supplement (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 (or, in the case of securities issued or guaranteed by the government of a non-Canadian jurisdiction, section 3A.4) of National Instrument 33-105 Underwriting Conflicts (NI 33-105), the underwriter is not required to comply with the disclosure requirements of NI 33-105 regarding underwriter conflicts of interest in connection with this offering.

Notice to Prospective Investors in the European Economic Area

In relation to each Relevant Member State of the European Economic Area (each, a “Relevant Member State”), no Common Stock have been offered or will be offered pursuant to the offering to the public in that Relevant Member State prior to the publication of a prospectus in relation to the shares which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Regulation, except that an offer to the public in that Relevant Member State of any shares may be made at any time under the following exemptions under the Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined in the Article 6 of the Prospectus Regulation;

•	to fewer than 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the Prospectus Regulation and each person who initially acquires any shares or to whom any offer is made will be deemed to have represented, acknowledged, and agreed to and with the underwriter and us that it is a “qualified investor” within the meaning of Article 2(e) of the Prospectus Regulation. In the case of any shares being offered to a financial intermediary as that term is used in the Prospectus Regulation, each such financial intermediary will be deemed to have represented, acknowledged, and agreed that the shares acquired by it in the offer have not been acquired on a non-discretionary basis on behalf of, nor have they been acquired with a view to their offer or resale to, persons in circumstances which may give rise to an offer of any shares to the public other than their offer or resale in a Relevant Member State to qualified investors as so defined or in circumstances in which the prior consent of the underwriter has been obtained to each such proposed offer or resale.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in any Relevant Member State means the communication in any form and by means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “Prospectus Regulation” means Regulation (EU) 2017/1129 (as amended or superseded).

Notice to Prospective Investors in the United Kingdom

In relation to the United Kingdom (“UK”), no Common Stock has been offered or will be offered pursuant to the offering to the public in the United Kingdom prior to the publication of a prospectus in relation to the shares which has been approved by the Financial Conduct Authority in accordance with the UK Prospectus Regulation, except that an offer to the public in the United Kingdom of any shares may be made at any time under the following exemptions under the UK Prospectus Regulation:

•	to any legal entity which is a “qualified investor” as defined under the UK Prospectus Regulation;

•

to fewer than 150 natural or legal persons (other than “qualified investors” as defined under the UK Prospectus Regulation), subject to obtaining the prior consent of the underwriter for any such offer; or

•	in any other circumstances falling within Article 1(4) of the UK Prospectus Regulation,

provided that no such offer of shares shall result in a requirement for us or the underwriter to publish a prospectus pursuant to Article 3 of the UK Prospectus Regulation or a supplemental prospectus pursuant to Article 23 of the UK Prospectus Regulation.

For the purposes of this provision, the expression an “offer to the public” in relation to any shares in the UK means the communication in any form and by any means of sufficient information on the terms of the offer and any shares to be offered so as to enable an investor to decide to purchase or subscribe for any shares, and the expression “UK Prospectus Regulation” means Regulation (EU) 2017/1129 as it forms part of UK law by virtue of the European Union (Withdrawal) Act 2018.

In the UK, the offering is only addressed to, and is directed only at, “qualified investors” within the meaning of Article 2(e) of the UK Prospectus Regulation, who are also (1) persons having S-23 professional experience in matters relating to investments who fall within the definition of “investment professionals” in Article 19(5) of the Financial Services and Markets Act 2000 (Financial Promotion) Order 2005 (the “Order”); (2) high net worth bodies corporate, unincorporated associations and partnerships and trustees of high value trusts as described in Article 49(2) of the Order; or (3) persons to whom it may otherwise lawfully be communicated (all such persons being referred to as “relevant persons”). This prospectus supplement must not be acted on or relied on by persons who are not relevant persons. Any investment or investment activity to which this prospectus supplement relates is available only to relevant persons and will be engaged in only with relevant persons.

The Common Stock may not be offered, sold or otherwise made available, and are not intended to be offered, sold or otherwise made available, to any retail investor in the United Kingdom. For the purposes of this provision:

(a)	the expression “retail investor” means a person who is one (or more) of the following:

(i)	a retail client, as defined in point (8) of Article 2 of Regulation (EU) No 2017/565 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

•

a customer within the meaning of the provisions of the FSMA and any rules or regulations made under the FSMA to implement the Insurance Distribution Directive, where that customer would not qualify as a professional client, as defined in point (8) of Article 2(1) of Regulation (EU) No 600/2014 as it forms part of domestic law in the United Kingdom by virtue of the EUWA; or

•	not a qualified investor as defined in Article 2 of the UK Prospectus Regulation; and

the expression “offer” includes the communication in any form and by any means of sufficient information on the terms of the offer and the Common Stock to be offered so as to enable an investor to decide to purchase or subscribe for the Common Stock.

Notice to Prospective Investors in Ireland

This prospectus supplement and accompanying prospectus has not been prepared in accordance with and is not a “prospectus” for the purposes of the Prospectus Regulation and has not been reviewed or approved by the Central Bank of Ireland or any other competent authority for the purposes of the Prospectus Regulation and is referred to as a “prospectus” because this is the terminology used for such an offer document in the U.S. No action may be taken with respect to the Common Stock in Ireland otherwise than in conformity with the provisions of (1) the European Union (Markets in Financial Instruments) Regulations 2017, including, without limitation, Regulations 5 thereof or any codes of conduct issued in connection therewith, Directive 2014/65/EU of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments, Regulation (EU) No 600/2014 of the European Parliament and of the Council of 15 May 2014 on markets in financial instruments and amending Regulation (EU) No. 648/2012 and all implementing measures, delegated acts and guidance in respect thereof and the provisions of the Investor Compensation Act 1998, (2) the Companies Act 2014, the Central Bank Acts 1942 to 2018 and any code of conduct rules made under Section 117(1) of the Central Bank Act 1989, (3) Prospectus Regulation (EU) 2017/1129, the European Union (Prospectus) Regulations 2019, the Central Bank (Investment Market Conduct) Rules 2019 and any rules or guidelines issued under section 1363 of the Companies Act 2014 by the Central Bank of Ireland and (4) Market Abuse Regulation (EU 596/2014), the European Union (Market Abuse) Regulations 2016 and any rules or guidelines issued under section 1370 of the Companies Act 2014 by the Central Bank of Ireland.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus supplement have not been reviewed, approved or authorized by any regulatory authority in Hong Kong. The information contained in this prospectus supplement is for information purposes only and does not constitute an offer, solicitation, invitation or recommendation to subscribe for or purchase any share or other securities, other products or to provide any investment advice. You are advised to exercise caution in relation to this prospectus supplement. If you are in any doubt about any of the contents of this prospectus supplement, you should obtain independent professional advice.

The shares have not been offered or sold and will not be offered or sold in Hong Kong, by means of any document, other than (1) to “professional investors” as defined in the Securities and Futures Ordinance (Cap. 571 of the Laws of Hong Kong) (“SFO”) and in the manner as permitted under the Companies (Winding Up and Miscellaneous Provisions) Ordinance (Cap. 32 of the Laws of Hong Kong) (“C(WUMP)O”) and the SFO and any rules made under that Ordinance; (2) in other circumstances which do not result in the document being a “prospectus” as defined in the C(WUMP)O or (3) in circumstances which do not constitute an offer to the public within the meaning of the C(WUMP)O. No advertisement, invitation, offer or any other document relating to the shares has been or may be issued, circulated, distributed or has been or may be in the possession of any person for the purposes of issue, circulation and distribution in each case, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public of Hong Kong (except if permitted to do so under the laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” as defined in the SFO and in the manner as permitted under the C(WUMP)O and the SFO and any rules made thereunder.

Notice to Prospective Investors in Singapore

This prospectus supplement has not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this prospectus supplement and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of shares may not be circulated or distributed, nor may the shares be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than (1) to an institutional investor (as defined in Section 4A of the Securities and Futures Act 2001 (2020 Revised Edition) of Singapore (the “SFA”)) under Section 274 of the SFA, (2) to a relevant person (as defined in Section 275(2) of the SFA) pursuant to Section 275(1) of the SFA, or any person pursuant to Section 275(1A) of the SFA, in accordance with the conditions specified in Section 275 of the SFA, or (3) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the SFA.

Where the shares are subscribed or purchased under Section 275 of the SFA by a relevant person which is:

•

a corporation (which is not an accredited investor (as defined in Section 4A of the SFA)) the sole business of which is to hold investments and the entire share capital of which is owned by one or more individuals, each of whom is an accredited investor; or

•	a trust (where the trustee is not an accredited investor) whose sole purpose is to hold investments and each beneficiary of the trust is an individual who is an accredited investor,

securities or securities-based derivatives contracts (each term as defined in Section 2(1) of the SFA) of that corporation or the beneficiaries’ rights and interest (howsoever described) in that trust shall not be transferred within six months after that corporation or that trust has acquired the shares pursuant to an offer made under Section 275 of the SFA except:

•	to an institutional investor or to a relevant person defined in Section 275(2) of the SFA, or to any person arising from an offer referred to in Section 275(1A) or Section 276(4)(c)(ii) of the SFA;

•	where no consideration is or will be given for the transfer;

•	where the transfer is by operation of law;

•	as specified in Section 276(7) of the SFA; or

as specified in Regulation 37A of the Securities and Futures (Offers of Investments) (Securities and Securities-based Derivatives Contracts) Regulations 2018 of Singapore.

Solely for the purposes of its obligations pursuant to Section 309B of the SFA and the Securities and Futures (Capital Markets Products) Regulations 2018 (the “CMP Regulations 2018”), we have determined, and hereby notify all relevant persons (as defined in the CMP Regulations 2018), that the shares are prescribed capital markets products (as defined in the CMP Regulations 2018) and Excluded Investment Products (as defined in Monetary Authority of Singapore Notice SFA04-N12: Notice on the Sale of Investment Products and Monetary Authority of Singapore Notice FAA-N16: Notice of Recommendations of Investment Products).

Notice to Prospective Investors in Japan

The shares have not been and will not be registered under the Financial Instruments and Exchange Law of Japan (Law No. 25 of 1948, as amended) and, accordingly, will not be offered or sold, directly or indirectly, in Japan, or for the benefit of any Japanese Person or to others for re-offering or resale, directly or indirectly, in Japan or to any Japanese Person, except in compliance with all applicable laws, regulations and ministerial guidelines promulgated by relevant Japanese governmental or regulatory authorities in effect at the relevant time. For the purposes of this paragraph, “Japanese Person” shall mean any person resident in Japan, including any corporation or other entity organized under the laws of Japan.

Notice to Prospective Investors in Australia

No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission, in relation to the offering. This prospectus supplement does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001 (the “Corporations Act”) and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the shares may only be made to persons (the “Exempt Investors”) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the shares without disclosure to investors under Chapter 6D of the Corporations Act.

The shares applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring shares must observe such Australian on-sale restrictions.

This prospectus supplement contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus supplement is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Notice to Prospective Investors in Switzerland

The shares may not be publicly offered, directly or indirectly, in Switzerland within the meaning of the Swiss Financial Services Act (the “FinSA”) and will not be listed or admitted to trading on the SIX Swiss Exchange or on any other trading venue (the exchange or multilateral trading facility) in Switzerland. Neither this prospectus supplement nor any other offering or marketing material relating to the shares constitutes a prospectus as such term is understood pursuant to the FinSA, and neither this prospectus supplement nor any other offering or marketing material relating to the shares of Common Stock may be publicly distributed or otherwise made publicly available in Switzerland.

Notice to Prospective Investors in the Dubai International Financial Centre

This prospectus supplement relates to an Exempt Offer in accordance with the Markets Rules 2012 of the Dubai Financial Services Authority (“DFSA”). This prospectus supplement is intended for distribution only to persons of a type specified in the Markets Rules 2012 of the DFSA. It must not be delivered to, or relied on by, any other person. The DFSA has no responsibility for reviewing or verifying any documents in connection with Exempt Offers. The DFSA has not approved this prospectus supplement nor taken steps to verify the information set forth herein and has no responsibility for the prospectus. The shares to which this prospectus supplement relates may be illiquid and/or subject to restrictions on their resale. Prospective purchasers of the shares offered should conduct their own due diligence on the shares. If you do not understand the contents of this prospectus supplement you should consult an authorized financial advisor.

In relation to its use in the Dubai International Financial Centre (“DIFC”), this prospectus supplement is strictly private and confidential and is being distributed to a limited number of investors and must not be provided to any person other than the original recipient and may not be reproduced or used for any other purpose. The interests in the shares may not be offered or sold directly or indirectly to the public in the DIFC.

Notice to Prospective Investors in Israel

This prospectus supplement does not constitute a prospectus under the Israeli Securities Law, 5728-1968 (the “Israeli Securities Law”), and has not been filed with or approved by the Israel Securities Authority. In Israel, this prospectus supplement is being distributed only to, and is directed only at, and any offer of the Common Stock is directed only at, (1) a limited number of persons in accordance with the Israeli Securities Law and (2) investors listed in the first addendum, or the Addendum, to the Israeli Securities Law, consisting primarily of joint investment in trust funds, provident funds, insurance companies, banks, portfolio managers, investment advisors, members of the Tel Aviv Stock Exchange, underwriters, venture capital funds, entities with equity in excess of NIS 50 million and “qualified individuals,” each as defined in the Addendum (as it may be amended from time to time), collectively referred to as qualified investors (in each case, purchasing for their own account or, where permitted under the Addendum, for the accounts of their clients who are investors listed in the Addendum). Qualified investors are required to submit written confirmation that they fall within the scope of the Addendum, are aware of its meaning and agree to it.

LEGAL MATTERS

The validity of the Common Stock offered by this prospectus supplement will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. The underwriter has been represented by Cravath, Swaine  & Moore LLP, New York, New York.

EXPERTS

Ernst & Young LLP, an independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus supplement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

PROSPECTUS

8,260,183 Shares

QUIDELORTHO CORPORATION

Common Stock

This prospectus covers the offer and resale by the selling stockholder identified in this prospectus of up to an aggregate of 8,260,183 shares of our common stock, par value $0.001 per share. We are registering these securities for resale pursuant to the selling stockholder’s registration rights under that certain principal stockholders agreement, dated December 22, 2021, among us, the selling stockholder and other parties party thereto.

We are not offering or selling any shares of common stock under this prospectus and we will not receive any proceeds from the sale of the common stock by the selling stockholder.

The selling stockholder may offer and sell the shares of common stock at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, or at varying prices determined at the time of sale or at negotiated prices. The selling stockholder may sell the shares to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholder, the purchasers of the shares, or both.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses and transfer taxes. We provide more information about how the selling stockholder may sell or otherwise dispose of its shares of common stock in the section titled “Plan of Distribution” beginning on page 14 of this prospectus. The selling stockholder will bear any brokerage costs or underwriting discounts and commissions incurred by the selling stockholder in disposing of its shares of common stock, as described in more detail in the section titled “Plan of Distribution—Expenses of this Offering.”

Our common stock is listed on The Nasdaq Global Select Market (“Nasdaq”) under the symbol “QDEL.” On November 18, 2024, the last reported sales price of a share of our common stock on Nasdaq was $37.39.

Investing in our common stock involves a high degree of risk. Please read the section titled “Risk Factors” beginning on page 8 of this prospectus as well as the risk factors and other information contained in the applicable prospectus supplement, any related free writing prospectus, and in the documents we incorporate by reference into this prospectus or applicable prospectus supplement. See “Where You Can Find More Information.”

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus dated November 19, 2024

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ABOUT THIS PROSPECTUS

This prospectus is part of an “automatic shelf” registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”), using the “shelf” registration process. Under this shelf registration process, the selling stockholder named in this prospectus may offer and sell shares of the common stock described in this prospectus from time to time in one or more offerings or resales. This prospectus provides you with a general description of the shares of common stock the selling stockholder may offer. We may provide a prospectus supplement containing specific information about the terms of a particular offering by the selling stockholder. Any accompanying prospectus supplement or any related free writing prospectus may also add, update or change information contained in this prospectus or in any documents incorporated by reference into this prospectus. To the extent there are inconsistencies between this prospectus and the accompanying prospectus supplement, you should rely on the information in the accompanying prospectus supplement. You should read this prospectus, any accompanying prospectus supplement and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the section titled “Incorporation by Reference,” before investing in the common stock offered.

You should rely only on the information contained in or incorporated by reference into this prospectus, any accompanying prospectus supplement and any applicable free writing prospectus. Neither we nor the selling stockholder has authorized anyone to provide you with different information. This document may only be used where it is legal to sell our common stock. You should not assume that the information contained in this prospectus, any prospectus supplement, any applicable free writing prospectus or the documents incorporated by reference, is accurate as of any date other than the dates of those documents regardless of the time of delivery of the prospectus or prospectus supplement or any sale of the common stock.

For investors outside the United States: Neither we nor the selling stockholder have done or will do anything that would permit this offering, or possession or distribution of this prospectus, any prospectus supplement or free writing prospectus, in any jurisdiction where action for that purpose is required other than in the United States. Persons outside the United States who come into possession of this prospectus, any applicable prospectus supplement or free writing prospectus must inform themselves about, and observe any restrictions relating to, the offering of the common stock and the distribution of this prospectus outside of the United States.

In this prospectus, unless expressly indicated or the context otherwise requires, references to “we,” “our,” “us,” “the Company,” and “our Company” refer to QuidelOrtho Corporation, a Delaware corporation, and its consolidated subsidiaries.

All references to “this prospectus” refer to this prospectus and any accompanying prospectus supplement, including the documents incorporated by reference herein and therein, unless the context otherwise requires.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports and other information with the SEC. Our filings with the SEC are available to the public on the SEC’s website at www.sec.gov. Those filings are also available to the public on, or accessible through, our website under the heading “Investor Relations” at www.quidelortho.com. The information we file with the SEC (except as described below under the section titled “Incorporation by Reference”) or contained on or accessible through our corporate website or any other website that we may maintain is not part of, and is not incorporated by reference into, this prospectus and you should not rely on that information when making a decision to invest in our common stock. Inclusion of our website address in this prospectus is an inactive textual reference only.

INCORPORATION BY REFERENCE

The rules of the SEC allow us to incorporate by reference information we file with the SEC. This means that we are disclosing important information to you by referring to other documents. The information incorporated by reference is considered to be part of this prospectus. To the extent there are inconsistencies between the information contained in this prospectus and the information contained in the documents filed with the SEC prior to the date of this prospectus and incorporated by reference, the information in this prospectus shall be deemed to supersede the information in such incorporated documents. We incorporate by reference the documents listed below (other than any portions thereof which under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and applicable SEC rules are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items):

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the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2023, filed with the SEC on February 29, 2024 (including the portions of our Definitive Proxy Statement on Schedule 14A filed on April 2, 2024 incorporated by reference therein), as amended by Amendment No.  1 on Form 10-K/A filed with the SEC on August 1, 2024;

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the Company’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, June 30, 2024 and September 29, 2024, filed with the SEC on May 9, 2024, August  1, 2024 and November 8, 2024, respectively;

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the Company’s Current Reports on Form 8-K and Form 8-K/A, as applicable, filed with the SEC on February  21, 2024, February  29, 2024, April  29, 2024, May  7, 2024, May  17, 2024, November 8, 2024, November 18, 2024 and November 18, 2024; and

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the description of the Company’s securities under the caption “Description of TopCo Capital Stock” contained in the Company’s registration statement on Form S-4 filed with the SEC on January  31, 2022, as updated from time to time by any amendment or report filed with the SEC for purposes of updating such description.

All documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and prior to the termination of the offering of the securities to which this prospectus relates shall be deemed to be incorporated by reference herein and to be a part of this prospectus from the date of filing of such documents (other than any portions thereof, which under the Exchange Act and applicable SEC rules, are not deemed “filed” under the Exchange Act, such as any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K and exhibits filed on such form that are related to such items).

Subsequent information that we file with the SEC will automatically update and supersede this information to the extent there are inconsistencies. Without limiting the foregoing, if we have incorporated by reference any statement or information in this prospectus and we subsequently modify that statement or information with information contained in or incorporated by reference into this prospectus, the statement or information previously incorporated in this prospectus is also modified or superseded in the same manner. We will provide without charge to each person to whom a copy of this prospectus has been delivered, a copy of any and all of these filings. You may request a copy of these filings by writing to us at:

Investor Relations

9975 Summers Ridge Road

San Diego, California 92121

e-mail: IR@quidelortho.com

Exhibits to any documents incorporated by reference in this prospectus will not be sent, however, unless those exhibits have been specifically referenced in this prospectus.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements made herein or incorporated by reference in this prospectus and any accompanying prospectus supplement contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act and Section 21E of the Exchange Act. These statements are any statement contained or incorporated by reference herein that is not strictly historical, including, but not limited to, statements regarding our commercial, integration and other strategic goals, our cost-savings initiatives, industry prospects, our expected results of operations or financial position, and future plans, objectives, strategies, expectations and intentions. Without limiting the foregoing, the words “may,” “will,” “would,” “should,” “might,” “expect,” “anticipate,” “believe,” “estimate,” “plan,” “intend,” “goal,” “project,” “strategy,” “future,” “continue” or similar words, expressions or the negative of such terms or other comparable terminology are intended to identify forward-looking statements. Such statements are based on the beliefs and expectations of our management as of the date of this prospectus and any accompanying prospectus supplement and are subject to significant known and unknown risks and uncertainties.

As you read and consider this prospectus, any accompanying prospectus supplement and the information incorporated by reference herein or therein, you should understand that these forward-looking statements are not guarantees of performance or results. You should not rely on forward-looking statements as predictions of future events because these statements are based on assumptions that may not come true and are speculative by their nature. Although we believe that these forward-looking statements are based on reasonable assumptions at the time they are made, you should be aware that many factors could affect our business, financial condition, results of operations, cash flows and prospects, and therefore actual results or outcomes may differ significantly from those set forth or implied in the forward-looking statements. The following factors and additional risks and uncertainties not presently known to us or that we currently deem immaterial could cause actual results to differ from those set forth or implied in the forward-looking statements:

•	the highly competitive nature of our industry and market segments;

•	failure to research and successfully develop new technologies, products and services and develop new markets;

•	our inability to obtain or maintain required clearances or approvals for our products, including approval requirements of the foreign countries in which we sell our products;

•	adverse developments in global market, macroeconomic and geopolitical conditions;

•	fluctuations or a decline in sales of our respiratory products;

•	the loss of any key distributor or the failure to retain or expand our customer relationships;

•	interruptions and delays in the supply of raw materials, components, equipment and other products and services provided to us, and manufacturing or warehousing problems or delays;

•	the failure of our collaboration partners to fulfill their obligations to us;

•	our inability to protect our information systems and personal and confidential information, including from data corruption, cyber-attacks, security breaches or IT errors;

•	decreases in the number of surgical procedures performed, and the resulting decrease in blood demand;

•	fluctuations in our cash flows as a result of our reagent rental model;

•	our inability to achieve market acceptance of our products;

•	significant changes in the healthcare industry and related industries that we serve, including an effort to reduce costs;

•	consolidation of our customer base and the formation of group purchasing organizations;

•	inability to realize the anticipated benefits of acquisitions, divestitures or discontinuances of certain business operations;

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risks associated with our non-U.S. operations and international sales, including currency translation risks, the impact of possible new sanctions or tariffs, trade embargoes or trade wars and compliance with applicable trade measures;

•	failure to integrate successfully the businesses of Quidel Corporation (“Quidel”) and Ortho Clinical Diagnostics Holdings plc (“Ortho”) in the expected timeframe;

•	continued incurrence of significant integration-related costs;

•	interruptions to our third-party IT service providers and/or the inability of our digital solutions to interoperate with certain operating systems;

•	our inability to develop, obtain and protect our proprietary technology rights or defend against intellectual property infringement suits against us by third parties;

•	the loss of Emergency Use Authorizations on our respiratory products;

•	our ability to adequately manage our clinical studies;

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failure to comply with applicable regulations by the U.S. Food and Drug Administration and other federal, state and foreign regulatory agencies, which may result in significant costs, the suspension or withdrawal of previously obtained regulatory approvals, product recalls, seizure of products or injunctions against our distribution of products, operating restrictions and criminal prosecution;

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disruptions at government agencies that prevent them from performing normal business functions or prevent new or modified products from being developed, cleared, approved or commercialized in a timely manner, or at all;

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inability to procure government contracts, including due to government-sponsored tendering requirements, lack of funding and compliance and possible sanctions risks associated with contracts with government entities;

•	liability claims and harm to our reputation resulting from claims that our products are defective or do not comply with applicable regulations;

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failure to comply with applicable healthcare laws and regulations, laws and regulations associated with our use of hazardous materials, anti-bribery and anti-corruption laws and regulations, laws relating to privacy of information, and federal, state and foreign privacy, data security and data protection laws and regulations;

•	risks related to changes in U.S. and foreign income tax laws and regulations;

•	our need to raise additional funds to finance our future capital or operating needs or other business purposes;

•	risks related to our indebtedness;

•	our ability to generate cash flow to service our debt obligations;

•	restrictions imposed under the agreements governing our indebtedness from time to time, which may limit our operating flexibility;

•	difficulty attracting, motivating and retaining executives and other key employees;

•	unexpected payments to any defined benefit plans or other post-employment benefit plans applicable to our employees;

•	work stoppages, union negotiations, labor disputes and other matters associated with our labor force;

•	the outcomes of legal proceedings instituted against us;

•	additional costs and new risks associated with ESG and sustainability matters, including evolving legal standards and regulations concerning such matters;

•	risks that the insurance we maintain may not fully cover any or all potential exposures;

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certain provisions of our amended and restated certificate of incorporation (our “Charter”), our amended and restated bylaws (our “Bylaws”) and Delaware law that may make takeover attempts difficult, which could depress the price of our common stock, or limit our stockholders’ ability to obtain a favorable judicial forum for disputes;

•	the volatility of the market price of our common stock;

•	risks associated with future sales of our common stock by us or our stockholders in the public market;

•	failure to develop or maintain an effective system of internal controls; and

•	other factors disclosed or incorporated by reference in this prospectus and any accompanying prospectus supplement.

These cautionary statements should not be construed by you to be exhaustive and speak only as of the date the statements are made. We undertake no obligation to update any of the forward-looking information or time-sensitive information included in this prospectus and any accompanying prospectus supplement, whether as a result of new information, future events, changed expectations or otherwise, except as required by law. For further discussion of the risks relating to our business, see the section titled “Risk Factors” in the documents incorporated by reference herein.

PROSPECTUS SUMMARY

This prospectus summary highlights selected information contained or incorporated by reference in this prospectus and may not contain all of the information that you should consider in making your investment decision. For a more complete understanding of the Company and this offering and before making any investment decision regarding our common stock, you should read this entire prospectus, any accompanying prospectus supplement and the information incorporated by reference herein and therein, including “Risk Factors.”

Our Company

Our vision is to advance diagnostics to power a healthier future. With our expertise in immunoassay and molecular testing, clinical chemistry and transfusion medicine, we aim to provide clarity to clinicians and patients to help create better health outcomes. Our global infrastructure and commercial reach support our customers across more than 130 countries and territories with quality diagnostics, a broad test portfolio and market-leading service. We operate globally with manufacturing facilities in the U.S. and U.K. and with sales centers, administrative offices and warehouses located throughout the world.

We currently sell our products directly to end users through a direct sales force and through a network of distributors, for professional use in physician offices, hospitals, clinical laboratories, reference laboratories, urgent care clinics, leading universities, retail clinics, pharmacies, wellness screening centers, other point-of-care settings, blood banks and donor centers, as well as for individual, non-professional, over-the-counter (“OTC”) use. We reached new markets as we introduced our QuickVue® At-Home OTC COVID-19 test for at-home consumer use, school districts, health departments and other locations.

Corporate Information

Quidel commenced operations in 1979 and was originally incorporated as Monoclonal Antibodies, Inc. in California. In 1987, Quidel re-incorporated as Quidel Corporation in the State of Delaware. On May 27, 2022, pursuant to a Business Combination Agreement entered into as of December 22, 2021, by and among Quidel, Ortho, the Company, Orca Holdco, Inc., Laguna Merger Sub, Inc. (“U.S. Merger Sub”), and Orca Holdco 2, Inc., Quidel and Ortho consummated a business combination (the “Combinations”) by way of (i) a scheme of arrangement undertaken by Ortho under Part 26 of the UK Companies Act 2006, pursuant to which each issued and outstanding share of Ortho was acquired by a nominee of the Company, such that Ortho became a wholly owned subsidiary of the Company, and (ii) a merger of U.S. Merger Sub with and into Quidel, with Quidel surviving the merger as a wholly owned subsidiary of the Company. As a result of the Combinations, the Company became the successor issuer to Quidel pursuant to Rule 12g-3(a) under the Exchange Act.

Our principal executive offices are located at 9975 Summers Ridge Road, San Diego, California 92121. Our telephone number at this address is (858) 552-1100. Our website address is www.quidelortho.com. Information contained on, or that can be accessed through, our website does not constitute part of, and is not incorporated by reference into, this prospectus, and inclusion of our website address in this prospectus is an inactive textual reference only. You should rely only on the information contained in this prospectus and in the documents incorporated by reference herein when making a decision as to whether to invest in our common stock.

THE OFFERING

Common Stock Offered by the Selling Stockholder	Up to 8,260,183 shares of common stock

Use of Proceeds	The selling stockholder will receive all of the net proceeds from the sale of the common stock offered by this prospectus. We will not receive any proceeds from the sale of the common stock by the selling stockholder. See “Use of Proceeds.”

Plan of Distribution	The selling stockholder may sell all or a portion of the shares of our common stock owned by it and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. Registration of the shares of common stock covered by this prospectus does not mean, however, that such shares necessarily will be offered or sold. See “Plan of Distribution.”

Risk Factors	See “Risk Factors” and the other information included in this prospectus and incorporated by reference herein for a discussion of the factors you should consider carefully before deciding to invest in our common stock.

Nasdaq Symbol	“QDEL”

RISK FACTORS

Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described in this prospectus and any accompanying prospectus supplement, including, without limitation, the risk factors set forth in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023, as such risk factors may be updated in our other filings with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act, and the risk factors described in any other filings we make with the SEC from time to time, which are incorporated by reference herein, before making an investment decision pursuant to this prospectus and any accompanying prospectus supplement relating to a specific offering.

Our business, financial condition, results of operations, cash flows and prospects, and your investment in the offered securities, could be materially and adversely affected by any or all of these risks or by additional risks and uncertainties not presently known to us or that we currently deem immaterial that may adversely affect us in the future.

USE OF PROCEEDS

Any shares of common stock offered under this prospectus will be offered by the selling stockholder, and the selling stockholder will receive all of the net proceeds from any sale of shares of common stock under this prospectus. We are not offering any shares of common stock under this prospectus and will not receive any proceeds from any sale of shares of common stock by the selling stockholder.

We are paying the cost of registering the shares of common stock covered by this prospectus as well as various related expenses and transfer taxes. The selling stockholder will bear any brokerage costs or underwriting discounts and commissions incurred by the selling stockholder in disposing of its shares of common stock, as described in more detail in the section titled “Plan of Distribution—Expenses of this Offering.”

SELLING STOCKHOLDER

We are registering the resale of 8,260,183 shares of common stock to permit the selling stockholder to resell such shares, as set forth in the table below, in the manner contemplated under the section titled “Plan of Distribution” in this prospectus. The shares covered by this prospectus may be offered from time to time by the selling stockholder.

The selling stockholder may sell some, all or none of its shares of common stock covered by this prospectus from time to time. We do not know how long the selling stockholder will hold its shares before selling them. The selling stockholder may, from time to time, sell, transfer or otherwise dispose of any or all of the shares on any stock exchange, market or trading facility on which our common stock is traded or in private transactions. As a result, we cannot estimate the number of shares of common stock covered by this prospectus the selling stockholder will own in the future.

The table below sets forth the number of shares of our common stock that the selling stockholder may offer and sell pursuant to this prospectus, as well as the selling stockholder’s beneficial ownership of our common stock prior to and following its sale of shares covered by this prospectus (assuming all shares covered by this prospectus are sold).

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. A person is a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose of or to direct the disposition of the security, or has the right to acquire such powers within 60 days.

All information with respect to common stock ownership of the selling stockholder was furnished by the selling stockholder and is as of October 30, 2024, and assumes 67,256,717 shares of common stock outstanding as of October 30, 2024.

Name of Selling Stockholder	Number of Shares of Common Stock Beneficially Owned Prior to this Offering		Number of Shares of Common Stock Offered Hereby	Number of Shares of Common Stock Beneficially Owned After this Offering
	Number	Percentage		Number	Percentage
Investment Funds Affiliated with The Carlyle Group Inc. (1)	8,260,183	12.3%	8,260,183	—	—%

(1)

Reflects common stock held by affiliates of The Carlyle Group Inc. The Carlyle Group Inc., a publicly traded company listed on Nasdaq, is the sole member of Carlyle Holdings II GP L.L.C., which is the managing member of Carlyle Holdings II L.L.C., which, with respect to the securities reported herein, is the managing member of CG Subsidiary Holdings L.L.C., which is the general partner of TC Group Cayman Investment Holdings, L.P., which is the general partner of TC Group Cayman Investment Holdings Sub L.P., which is the sole member of TC Group VI Cayman, L.L.C., which is the general partner of TC Group VI Cayman, L.P., which is the general partner of Carlyle Partners VI Cayman Holdings, L.P., which holds of record the common stock of the Company. Voting and investment determinations with respect to the common stock held of record by Carlyle Partners VI Cayman Holdings, L.P. are made by an investment committee of TC Group VI Cayman, L.P.

Accordingly, each of the foregoing entities may be deemed to share beneficial ownership of the securities held of record by Carlyle Partners VI Cayman Holdings, L.P. Each of them, other than Carlyle Partners VI Cayman Holdings, L.P., disclaims beneficial ownership of such securities. The address for each of TC Group Cayman Investment Holdings, L.P., TC Group Cayman Investment Holdings Sub L.P., TC Group VI Cayman, L.P. and Carlyle Partners VI Cayman Holdings, L.P. is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman KY1-9008, Cayman Islands. The address of each of the other entities named in this footnote is c/o The Carlyle Group Inc., 1001 Pennsylvania Avenue, NW, Suite 220 South, Washington, D.C. 20004.

DESCRIPTION OF CAPITAL STOCK

General

The following information is a summary of the material terms of the capital stock of the Company and is subject to, and qualified in its entirety by reference to, the more complete descriptions of the Company’s capital stock in its Charter and its Bylaws, which are filed as Exhibit 4.1 and Exhibit 4.2 to the registration statement of which this prospectus forms a part.

Our authorized capital stock consists of 126,200,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share. As of October 30, 2024, there were 67,256,717 shares of common stock and no shares of preferred stock outstanding.

Common Stock

The Charter authorizes the issuance of up to 126,200,000 shares of common stock. All outstanding shares of common stock are validly issued, fully paid and nonassessable.

Voting. Except as otherwise required by law (and subject to the rights of any other outstanding capital stock under the Charter), each outstanding share of common stock is entitled to vote on each matter on which our stockholders are entitled to vote, and each holder thereof is entitled to one vote for each share of common stock held by such holder. Common stockholders do not have cumulative voting rights.

Dividends. Common stockholders have the right to receive dividends when, as and if declared by the board of directors of the Company (the “Board”) from funds legally available therefor.

Special Meetings and Notice Procedures. The Bylaws provide that special meetings of stockholders may be called by stockholders of record, as of the record date fixed as provided therein, holding in the aggregate not less than 50% of the voting power of our issued and outstanding capital stock. In addition, the Bylaws establish an advance written notice procedure for stockholders seeking to nominate candidates for election to the Board or to propose matters to be acted upon at stockholders’ meetings. As a result, these provisions of the Bylaws may delay stockholder actions with respect to business combinations or a change in management and may make it more difficult for third parties to acquire control of the Company.

Advanced Notice Bylaws. For director nominations or other business to be properly brought before an annual meeting by a stockholder, such stockholder must generally provide notice to the Company no later than 90 days and no more than 120 days prior to the first anniversary of the date of the prior year’s annual meeting; provided, that if the date of the annual meeting is advanced by more than 30 days prior to or delayed by more than 60 days after the anniversary of the preceding year’s annual meeting, such notice must be delivered no more than 120 days prior to such annual meeting nor less than the later of (i) 90 days prior to such annual meeting and (ii) ten days after the day on which public disclosure of the date of such meeting is first made.

Exclusive Jurisdiction. The Bylaws provide that unless the Company selects or consents in writing to the selection of an alternative forum, (i) the sole and exclusive forum for any complaint by any current or former stockholder asserting any internal corporate claims, to the fullest extent permitted by law, and subject to applicable jurisdictional requirements, shall be the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have, or declines to accept, jurisdiction, another state court or a federal court located within the State of Delaware), and (ii) the sole and exclusive forum for any complaint by any current or former stockholder asserting a cause of action arising under the Securities Act, to the fullest extent permitted by law, shall be the federal district courts of the United States of America.

Delaware Anti-takeover Statute. The Company has opted out of Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”), which is a statute that (if applicable) would have served to make certain types of unfriendly or hostile corporate takeovers, or other non-board approved transactions involving a corporation and one or more of its significant stockholders, more difficult.

Other Rights. Common stockholders do not have any preemptive, subscription or conversion rights under the Charter.

Preferred Stock

Under the terms of the Charter, the Board is authorized to issue from time to time, without further vote or action by the stockholders, up to an aggregate of 5,000,000 shares of preferred stock in one or more series. The Board is authorized, within the limitations and restrictions stated in the Charter, to determine or alter the rights, preferences, privileges and restrictions granted to or imposed on any wholly unissued series of preferred shares, and the number of shares constituting such series and the designation thereof. No preferred shares are currently outstanding.

The Company currently has no plans to issue any shares of preferred stock, but the Company believes that the ability to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting will provide the Company with increased flexibility in structuring possible future financings and acquisitions, and in meeting other corporate needs that might arise. The Board could issue shares of preferred stock having voting, dividend and liquidation rights superior to those of the shares of common stock, which could adversely affect the voting power of the common stockholders, including the loss of voting control to others, and delay, defer or prevent a change in control of the Company without further action by the stockholders. This could discourage an acquisition attempt or other transaction that stockholders might believe to be in their best interests or in which they might receive a premium for their stock over the then-market price of the stock.

If the Board were to issue a new series of preferred stock, the issuance of such shares could:

•	decrease the amount of earnings and assets available for distribution to existing common stockholders;

•	make removal of the Company’s management more difficult;

•	result in restrictions upon the payment of dividends and other distributions to the existing common stockholders;

•	delay or prevent a change in control of the Company; and

•	limit the price that investors are willing to pay in the future for shares of our common stock.

Registration Rights

Pursuant to a Principal Stockholders Agreement (the “Stockholders Agreement”), dated December 22, 2021, by and among Ortho, Quidel and Carlyle Partners VI Cayman Holdings, L.P. (the “Carlyle Investor”), the Carlyle Investor is entitled to demand and piggyback rights with respect to the registration under the Securities Act of shares of common stock held by the Carlyle Investor. In certain instances, the Carlyle Investor may cause the Company, at the Company’s expense, to file registration statements under the Securities Act covering resales of shares of common stock held by the Carlyle Investor or to piggyback on other registration statements in certain circumstances and subject to certain limitations. The Company will pay all expenses related to any demand, piggyback or Form S-3 registration, with the exception of underwriting discounts and commissions, which will be paid by the selling stockholder.

The Carlyle Investor’s demand rights (excluding rights with respect to “shelf” registrations) expire in the event that the Carlyle Investor owns less than 5% of the outstanding shares of common stock, and its other registration rights expire on a holder-by-holder basis when the Carlyle Investor or any permitted transferee thereof owns less than 1% of the outstanding shares of common stock, in each case, only if the Carlyle Investor or such permitted transferee can sell its shares of common stock without volume or manner of sale restrictions under Rule 144 under the Securities Act.

Transfer Agent and Registrar

Computershare, Inc. serves as the transfer agent and registrar for the Company’s common stock.

Listing

The Company’s common stock is listed on Nasdaq under the symbol “QDEL.”

PLAN OF DISTRIBUTION

Resales by Selling Stockholder

We are registering the shares of common stock covered by this prospectus on behalf of the selling stockholder pursuant to the terms of the Stockholders Agreement.

The selling stockholder may offer and sell the shares of common stock from time to time, either in increments or in a single transaction. The selling stockholder may also decide not to sell any or all the shares of common stock it is allowed to sell under this prospectus. The selling stockholder will act independently of us in making decisions with respect to the timing, manner and size of each sale. The selling stockholder is not restricted as to the price or prices at which it may sell its shares of common stock. Sales of such shares may have an adverse effect on the market price of the common stock. Moreover, it is possible that a significant number of shares of common stock could be sold at the same time, which may have an adverse effect on the market price of the common stock.

The term “selling stockholder” also includes persons who obtain common stock from the selling stockholder as a gift, on foreclosure of a pledge, in a distribution or dividend of assets by an entity to its equity holders or partners, as an assignee, transferee or other successor-in-interest, or in another private transaction.

Types of Sale Transactions

The selling stockholder may sell the shares of common stock offered by this prospectus from time to time at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, at fixed prices or at prices that may be subject to change. Sales of shares of our common stock by the selling stockholder may occur from time to time in one or more of the following types of transactions (which may involve crosses or block transactions):

•	through Nasdaq or any other securities exchange that quotes the common stock;

•	in the over-the-counter market;

•	in transactions other than on those exchanges or in the over-the-counter market (including negotiated transactions and other private transactions);

•	in short sales (sales of shares completed by delivery of borrowed stock) of the common stock, in transactions to cover short sales or otherwise in connection with short sales;

•	by pledge to secure debts and other obligations or on foreclosure of a pledge;

•	through put or call options, including the writing of exchange-traded call options, or other hedging transactions related to the common stock;

•	in a combination of any of the above transactions; or

•	any other method permitted pursuant to applicable law.

The selling stockholder may enter into hedging transactions from time to time in which a selling stockholder may:

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enter into transactions with a broker-dealer or any other person in connection with which such broker-dealer or other person will engage in short sales of common stock, in which case such broker-dealer or other person may use shares of common stock received from the selling stockholder to close out its short positions;

•	sell common stock short itself and redeliver shares offered by this prospectus to close out its short positions or to close out stock loans incurred in connection with its short positions;

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enter into option or other types of transactions that require the selling stockholder to deliver common stock to a broker-dealer or any other person, who will then resell or transfer the common stock under this prospectus; or

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loan or pledge the common stock to a broker-dealer or any other person, who may sell the loaned shares or, in an event of default in the case of a pledge, sell the pledged shares under this prospectus.

The selling stockholder may use broker-dealers or other persons to sell its shares in transactions that may include one or more of the following:

•	a block trade in which a broker-dealer or other person may resell a portion of the block, as principal or agent, in order to facilitate the transaction;

•	purchases by a broker-dealer or other person, as principal, and resale by the broker-dealer or other person for its account;

•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or

•	privately negotiated transactions.

A prospectus supplement or supplements (and any related free writing prospectus that we may authorize to be provided to you) will describe the terms of any offering of the securities, including, to the extent applicable:

•	the name or names of the underwriters, if any;

•	the purchase price of the securities or other consideration therefor, and the proceeds, if any, the selling stockholder will receive from the sale;

•	any over-allotment options or other options under which underwriters may purchase additional securities from the selling stockholder;

•	any agency fees or underwriting discounts and other items constituting agents’ or underwriters’ compensation;

•	any fixed public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities may be listed.

Sales by the selling stockholder of the common stock offered by this prospectus may be made directly to investors or through securities firms acting as underwriters, brokers or dealers. Only firms named in an applicable prospectus supplement will be underwriters, brokers or dealers, as applicable, for the shares of our common stock offered by such prospectus supplement. When resales are to be made through a securities firm, the securities firm may be engaged to act as the selling stockholder’s agent in the resale of the shares of common stock by the selling stockholder, or the securities firm may purchase shares of our common stock from the selling stockholder as principal and thereafter resell those shares from time to time. The fees earned by or paid to the securities firm may be the normal stock exchange commission or negotiated commissions or underwriting discounts to the extent permissible. The securities firm may resell the securities through other securities dealers, and commissions or concessions to those other dealers may be allowed.

At any time a particular offer of the shares of our common stock covered by this prospectus is made, a prospectus supplement, if required, will be distributed which will set forth the aggregate amount of shares of common stock covered by this prospectus being offered and the terms of the offering, including the name or names of any underwriters, dealers, brokers or agents, any option under which underwriters may purchase additional shares of our common stock from the selling stockholder, any discounts, commissions, concessions and other items constituting compensation from the selling stockholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Such prospectus supplement, and, if necessary, a post-effective amendment to the registration statement of which this prospectus is a part, will be filed with the SEC to reflect the disclosure of additional information with respect to the distribution of the shares of our common stock covered by this prospectus. Under the securities laws of some states, the shares of our common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states, the shares of our common stock may not be sold unless such shares have been registered or qualified for exemption from registration or qualification is available and is complied with.

The selling stockholder and any agent, broker or dealer that participates in sales of common stock offered by this prospectus may be deemed “underwriters” under the Securities Act, and any commissions or other consideration received by any agent, broker or dealer may be considered underwriting discounts or commissions under the Securities Act.

Instead of selling shares of common stock under this prospectus, the selling stockholder may:

•	transfer its shares of common stock in other ways not involving a market maker or established trading markets, including directly by gift, distribution or other transfer;

•	sell its shares of common stock in compliance with the provisions of Rule 144 or Rule 145 under the Securities Act, if the transaction meets the requirements of Rule 144 or Rule 145, as applicable; or

•	sell its shares of common stock by any other legally available means.

In addition, the selling stockholder may elect to make a pro rata in-kind distribution of securities to its members, partners or stockholders pursuant to the registration statement of which this prospectus is a part by delivering a prospectus with a plan of distribution. Such members, partners or stockholders would thereby receive freely tradeable securities pursuant to the distribution through a registration statement. To the extent a distributee is an affiliate of ours (or to the extent otherwise required by law), we may, at our option, file a prospectus supplement in order to permit the distributees to use the prospectus to resell the securities acquired in the distribution.

Regulation M

We have informed the selling stockholder that the anti-manipulation provisions of Regulation M under the Exchange Act may apply to its sales of common stock.

Any underwriters or agents that are qualified market makers on Nasdaq may engage in passive market making transactions in the common stock on Nasdaq in accordance with Regulation M under the Exchange Act, during the business day prior to the pricing of an offering, before the commencement of offers or sales of the common stock. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded. Passive market making may stabilize the market price of the securities at a level above that which might otherwise prevail in the open market and, if commenced, may be discontinued at any time.

Expenses of this Offering

Except as may be otherwise provided in an applicable prospectus supplement, pursuant to the Stockholders Agreement, we have agreed to pay certain expenses incurred in connection with the registration and sale of the shares of common stock covered by this prospectus, including, among other things, all registration and filing fees (including SEC, Nasdaq, the Financial Industry Regulatory Authority (“FINRA”) and blue sky registration and filing fees), printing expenses, transfer taxes, expenses incurred in connection with promotional efforts or “roadshows,” the fees and disbursements of our outside counsel and independent accountants, and the fees and disbursements of counsel for the selling stockholder, but excluding underwriters’, brokers’ and dealers’ discounts and commissions applicable to shares sold for the account of the selling stockholder.

Indemnification

We have agreed pursuant to the Stockholders Agreement, to indemnify, and may agree to further indemnify in the future, in certain circumstances the selling stockholder against certain liabilities, including liabilities under the Securities Act. The selling stockholder has agreed pursuant to the Stockholders Agreement, to indemnify, and may agree to further indemnify in the future, us in certain circumstances against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon for us by Gibson, Dunn & Crutcher LLP, San Francisco, California. If certain legal matters in connection with an offering of the securities made by this prospectus and a related prospectus supplement are passed upon by counsel for the underwriters of such offering, such counsel will be named in the applicable prospectus supplement related to that offering.

EXPERTS

Ernst & Young LLP, independent registered public accounting firm, has audited our consolidated financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2023, as amended, and the effectiveness of our internal control over financial reporting as of December 31, 2023, as set forth in their reports, which are incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are incorporated by reference in reliance on Ernst & Young LLP’s reports, given on their authority as experts in accounting and auditing.

8,260,183 Shares

QuidelOrtho Corporation

Common Stock

Goldman Sachs & Co. LLC

November 19, 2024